Exhibit 26 (g) iv. a.

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Effective August 1, 2009, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

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SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

By:	/s/ Rob Foster	Date:	4/12/10

Print name:	Rob Foster

Title:	Chief Pricing Actuary

SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

By:	/s/ Michael W. Pado	Date:	4/23/10

Print name:	Michael W. Pado

Title:	CEO

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RETENTION LIMITS

[Table deleted]

Effective 8/1/09

AMENDMENT to

SELECT REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

(hereinafter referred to as the “Reinsurer”)

For new policies issued on or after March 1, 2010, the Amendment effective date, the Ceding Company and the Reinsurer agree to amend the Agreements in the attached Exhibit to include the following language:

Addendum to Schedule B – Reinsurance Limits:

Automatic Issue Limit =

Example:

This Amendment, which establishes the Auto Issue Limit at             , supercedes previous Auto Issue Limits. The remaining sections of Schedule B – Reinsurance Limits continue unchanged.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

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MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/3/10
Peter G. Ferris
Second Vice President & Actuary

SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

By:	/s/ Rob Foster	Date:	4/12/10

Print name:	Rob Foster

Title:	Chief Pricing Actuary

SCOR GLOBAL LIFE REINSURANCE COMPANY OF AMERICA

By:	/s/ Michael W. Pado	Date:	4/23/10

Print name:	Michael W. Pado

Title:	CEO

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EXHIBIT

Effective Date of Agreement	Coverage

August 1, 2008	Universal Life Navigator

August 1, 2008	Variable Universal Life III